Exhibit 99.1

Paycom Software, Inc. Reports Second Quarter 2022 Results

Second Quarter Revenues of $317 million, up 31% from the comparable prior year period

Second Quarter GAAP Net Income of $57 million, representing 18% of total revenues, or $0.99 per diluted share

Second Quarter Non-GAAP Net Income of $73 million, or $1.26 per diluted share

Second Quarter Adjusted EBITDA of $120 million, representing 38% of total revenues

OKLAHOMA CITY – (BUSINESS WIRE) – Paycom Software, Inc. (“Paycom,” “we” and “our”) (NYSE: PAYC), a leading provider of comprehensive, cloud-based human capital management software, today announced its financial results for the quarter ended June 30, 2022.

“Our very strong second quarter results further illustrate the quality of the fundamentals of our business and the strong demand for our solutions,” said Paycom’s founder and CEO, Chad Richison. “Companies win at payroll by having employees do it themselves, and with Beti, that is exactly what is happening.”

Financial Highlights for the Second Quarter of 2022

Total Revenues of $316.9 million represented a 30.9% increase compared to total revenues of $242.1 million in the same period last year. Recurring revenues of $311.5 million increased 31.1% from the comparable prior year period, and constituted 98.3% of total revenues.

GAAP Net Income was $57.4 million, or $0.99 per diluted share, compared to GAAP net income of $52.3 million, or $0.90 per diluted share, in the same period last year.

Non-GAAP Net Income1 was $73.0 million, or $1.26 per diluted share, compared to $56.5 million, or $0.97 per diluted share, in the same period last year.

Adjusted EBITDA1 was $119.6 million, compared to $87.0 million in the same period last year.

Cash and Cash Equivalents were $279.0 million as of June 30, 2022, compared to $278.0 million as of December 31, 2021.

Total Debt, Net was $29.0 million as of June 30, 2022, compared to $29.2 million as of December 31, 2021.

1 Adjusted EBITDA and non-GAAP net income are non-GAAP financial measures. Please see the discussion below under the heading "Use of Non-GAAP Financial Information" and the reconciliations at the end of this release for additional information concerning these and other non-GAAP financial measures.

Financial Outlook

Paycom provides the following expected financial guidance for the quarter ending September 30, 2022 and the year ending December 31, 2022:

Quarter Ending September 30, 2022:

Total Revenues in the range of $327 million to $329 million.

Adjusted EBITDA in the range of $117 million to $119 million.

Year Ending December 31, 2022:

Total Revenues in the range of $1.354 billion to $1.356 billion.

Adjusted EBITDA in the range of $546 million to $548 million.

We have not reconciled the forward-looking adjusted EBITDA ranges presented above and discussed on the teleconference call to net income, nor the forward-looking adjusted EBITDA margins discussed on the teleconference call to net income margin, because applicable information for future periods, on which these reconciliations would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, interest expense, taxes, non-cash stock-based compensation expense, change in fair value of our interest rate swap and other items. Further, we have not reconciled the forward-looking adjusted gross margin range discussed on the teleconference call to GAAP gross margin because applicable information for future periods, on which this reconciliation would be based, is not readily available due to uncertainty regarding, and the potential variability of, cost of revenues, including non-cash stock-based compensation expense. Accordingly, reconciliations of the forward-looking adjusted EBITDA ranges to net income, the forward-looking adjusted EBITDA margins to net income margin and the forward-looking adjusted gross margin range to gross margin are not available at this time without unreasonable effort. During the teleconference call, we also refer to a forward-looking estimate of our implied revenue growth rate plus adjusted EBITDA margin, or the “Rule of 65.” Because we are unable to reconcile forward-looking adjusted EBITDA margin to net income margin without unreasonable effort, we are unable to reconcile the “Rule of 65” to a comparable GAAP measure without unreasonable effort.

Use of Non-GAAP Financial Information

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures in this press release and on the related teleconference call, including adjusted EBITDA, non-GAAP net income, adjusted gross profit, adjusted gross margin, adjusted sales and marketing expenses, adjusted total administrative expenses, adjusted research and development expenses, adjusted total research and development costs, adjusted EBITDA margin and “Rule of 65”. Management uses these non-GAAP financial measures as supplemental measures to review and assess the performance of our core business operations and for planning purposes. We define (i) adjusted EBITDA as net income plus interest expense, taxes, depreciation and amortization, non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any) and the change in fair value of our interest rate swap, (ii) non-GAAP net income as net income plus non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any) and the change in fair value of our interest rate swap, all of which are adjusted for the effect of income taxes, (iii) adjusted gross profit as gross profit plus applicable non-cash stock-based compensation expense, (iv) adjusted gross margin as gross profit plus applicable non-cash stock-based compensation expense, divided by total revenues, (v) each adjusted expense item as the GAAP expense amount less applicable non-cash stock-based compensation expense, (vi) adjusted total research and development costs as total research and development costs (including the capitalized portion) less applicable non-cash stock-based compensation (including the capitalized portion), (vii) adjusted EBITDA margin as adjusted EBITDA (calculated as described in clause (i)) divided by total revenues and (viii) “Rule of 65” as revenue growth rate (expressed as a percentage) plus adjusted EBITDA margin (calculated as described in clause (vii)). The non-GAAP financial measures presented in this press release and discussed on the related teleconference call provide investors with greater transparency to the information used by management in its financial and operational decision-making. We believe these metrics are useful to investors because they facilitate comparisons of our core business operations across periods on a consistent basis, as well as comparisons with the results of peer companies, many of which use similar non-GAAP financial measures to supplement results under GAAP. In addition, adjusted EBITDA is a measure that provides useful information to management about the amount of cash available for reinvestment in our business, repurchasing common stock and other purposes. Management believes that the non-GAAP measures presented in this press release and discussed on the related teleconference call, when viewed in combination with our results prepared in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our business and performance.

The non-GAAP financial measures presented in this press release and discussed on the related teleconference call are not measures of financial performance under GAAP and should not be considered a substitute for net income, gross profit, gross margin, research and development expenses, sales and marketing expenses, administrative expenses and total research and development costs. Non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation, or as a substitute for the consolidated statements of income data prepared in accordance with GAAP. The non-GAAP financial measures that we present may not be comparable to similarly titled measures of other companies and other companies may not calculate such measures in the same manner as we do.

Conference Call Details:

In conjunction with this announcement, Paycom will host a conference call today, August 2, 2022, at 5:00 p.m. Eastern time to discuss its financial results. To access this call, dial (844) 200-6205 (domestic) or (929) 526-1599 (international) and provide 874934 as the access code. A live webcast as well as the replay of the conference call will be available on the Investor Relations page of Paycom’s website at investors.paycom.com.

About Paycom

As a leader in payroll and HR technology, Oklahoma City-based Paycom redefines the human capital management industry by allowing companies to effectively navigate a rapidly changing business environment. Its cloud-based software solution is based on a core system of record maintained in a single database for all human capital management functions, providing the functionality that businesses need to manage the complete employment lifecycle, from recruitment to retirement. Paycom has the ability to serve businesses of all sizes and in every industry. As one of the leading human capital management providers, Paycom serves clients in all 50 states from offices across the country.

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related teleconference call may be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements that refer to Paycom’s estimated or anticipated results, other non-historical facts or future events and include, but are not limited to, statements regarding our business strategy; anticipated future operating results and operating expenses, cash flows, capital resources, dividends and liquidity; trends, opportunities and risks affecting our business, industry and financial results; future expansion or growth plans and potential for future growth; our ability to attract new clients to purchase our solution; our ability to retain clients and induce them to purchase additional applications; our ability to accurately forecast future revenues and appropriately plan our expenses; market acceptance of our solution and applications; our expectations regarding future revenues generated by certain applications; our ability to attract and retain qualified employees and key personnel; future regulatory, judicial and legislative changes; how certain factors affecting our performance correlate to improvement or deterioration in the labor market; our plan to open additional sales offices and our ability to effectively execute such plan; the sufficiency of our existing cash and cash equivalents to meet our working capital and capital expenditure needs over the next 12 months; our plans regarding our capital expenditures and investment activity as our business grows, including with respect to research and development and the expansion of our corporate headquarters and other facilities; the expected impact on our consolidated financial statements of new accounting pronouncements; our plans to repurchase shares of our common stock through a stock repurchase plan; our expected income tax rate for future periods; and the impact of the novel coronavirus (COVID-19) pandemic on our business, results of operations, cash flows, financial condition and liquidity. In addition, forward-looking statements also consist of statements involving trend analyses and statements including such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “should,” “will,” “would,” and similar expressions or the negative of such terms or other comparable terminology. These forward-looking statements speak only as of the date hereof and are subject to business and economic risks. As such, our actual results could differ materially from those set forth in the forward-looking statements as a result of the factors discussed in our filings with the Securities and Exchange Commission, including but not limited to those discussed in our most recent Annual Report on Form 10-K. We do not undertake any obligation to update or revise the forward-looking statements to reflect events or circumstances that exist after the date on which such statements were made, except to the extent required by law.

Paycom Software, Inc.
Unaudited Consolidated Balance Sheets
(in thousands, except per share amounts)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$279,039	$277,978
Accounts receivable	20,078	9,490
Prepaid expenses	37,779	23,729
Inventory	1,647	1,131
Income tax receivable	220	16,413
Deferred contract costs	86,048	76,724
Current assets before funds held for clients	424,811	405,465
Funds held for clients	3,423,181	1,846,573
Total current assets	3,847,992	2,252,038
Property and equipment, net	374,940	348,953
Intangible assets, net	55,969	58,028
Goodwill	51,889	51,889
Long-term deferred contract costs	511,957	461,852
Other assets	48,956	42,385
Total assets	$4,891,703	$3,215,145
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,475	$5,772
Accrued commissions and bonuses	14,798	22,357
Accrued payroll and vacation	41,802	34,259
Deferred revenue	17,920	16,277
Current portion of long-term debt	—	1,775
Accrued expenses and other current liabilities	54,904	63,397
Current liabilities before client funds obligation	142,899	143,837
Client funds obligation	3,425,573	1,846,573
Total current liabilities	3,568,472	1,990,410
Deferred income tax liabilities, net	135,282	145,504
Long-term deferred revenue	90,960	85,149
Net long-term debt, less current portion	29,000	27,380
Other long-term liabilities	73,850	72,988
Total long-term liabilities	329,092	331,021
Total liabilities	3,897,564	2,321,431
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value (100,000 shares authorized, 62,514 and 62,298 shares issued at June 30, 2022 and December 31, 2021, respectively; 57,864 and 58,012 shares outstanding at June 30, 2022 and December 31, 2021, respectively)	625	623
Additional paid-in capital	517,777	465,594
Retained earnings	1,064,864	915,579
Accumulated other comprehensive earnings (loss)	(1,600)	—
Treasury stock, at cost 4,650 and 4,286 shares at June 30, 2022 and December 31, 2021, respectively)	(587,527)	(488,082)
Total stockholders’ equity	994,139	893,714
Total liabilities and stockholders’ equity	$4,891,703	$3,215,145

Paycom Software, Inc.
Unaudited Consolidated Statements of Comprehensive Income
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues
Recurring	$311,534	$237,585	$659,698	$505,359
Implementation and other	5,390	4,561	10,745	8,985
Total revenues	316,924	242,146	670,443	514,344
Cost of revenues
Operating expenses	39,604	28,773	78,096	57,846
Depreciation and amortization	10,478	7,637	20,470	14,837
Total cost of revenues	50,082	36,410	98,566	72,683
Administrative expenses
Sales and marketing	87,724	67,979	162,720	130,740
Research and development	36,803	28,224	68,408	52,935
General and administrative	57,912	54,063	118,416	100,254
Depreciation and amortization	12,090	8,380	23,753	16,096
Total administrative expenses	194,529	158,646	373,297	300,025
Total operating expenses	244,611	195,056	471,863	372,708
Operating income	72,313	47,090	198,580	141,636
Interest expense	(354)	—	(569)	—
Other income (expense), net	878	146	2,290	775
Income before income taxes	72,837	47,236	200,301	142,411
Provision for income taxes	15,482	(5,042)	51,016	25,517
Net income	$57,355	$52,278	$149,285	$116,894
Earnings per share, basic	$0.99	$0.90	$2.57	$2.02
Earnings per share, diluted	$0.99	$0.90	$2.57	$2.01
Weighted average shares outstanding:
Basic	57,969	57,853	57,992	57,797
Diluted	58,067	58,092	58,186	58,135
Comprehensive earnings (loss):
Net income	$57,355	$52,278	$149,285	$116,894
Unrealized net gains (losses) on available-for-sale securities	(654)	—	(2,176)	—
Tax effect	173	—	576	—
Other comprehensive income (loss), net of tax	(481)	—	(1,600)	—
Comprehensive earnings (loss)	$56,874	$52,278	$147,685	$116,894

Paycom Software, Inc.
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities
Net income	$149,285	$116,894
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44,223	30,933
Accretion of discount on available-for-sale securities	(637)	(183)
Non-cash marketing expense	876	157
Loss on disposition of property and equipment	—	132
Amortization of debt issuance costs	167	18
Stock-based compensation expense	46,323	47,373
Cash paid for derivative settlement	(300)	(418)
Gain on derivative	(1,368)	(287)
Deferred income taxes, net	(9,646)	6,485
Changes in operating assets and liabilities:
Accounts receivable	(10,588)	(10,775)
Prepaid expenses	(14,050)	(14,430)
Inventory	(1,166)	80
Other assets	(5,308)	1,631
Deferred contract costs	(57,746)	(44,893)
Accounts payable	7,655	2,267
Income taxes, net	16,193	2,450
Accrued commissions and bonuses	(7,559)	(3,785)
Accrued payroll and vacation	7,543	4,111
Deferred revenue	7,454	5,632
Accrued expenses and other current liabilities	(2,393)	3,051
Net cash provided by operating activities	168,958	146,443
Cash flows from investing activities
Purchases of investments from funds held for clients	(233,789)	(142,051)
Proceeds from investments from funds held for clients	279,000	155,000
Purchases of property and equipment	(67,721)	(62,732)
Net cash used in investing activities	(22,510)	(49,783)
Cash flows from financing activities
Proceeds from issuance of debt	29,000	—
Repurchases of common stock	(94,652)	—
Withholding taxes paid related to net share settlements	(4,793)	(32,355)
Payments on long-term debt	(29,287)	(888)
Net change in client funds obligation	1,579,000	411,878
Payment of debt issuance costs	(1,297)	—
Net cash provided by financing activities	1,477,971	378,635
Increase in cash, cash equivalents, restricted cash and restricted cash equivalents	1,624,419	475,295
Cash, cash equivalents, restricted cash and restricted cash equivalents
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	1,812,691	1,585,275
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$3,437,110	$2,060,570

Paycom Software, Inc.
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2022	2021
Reconciliation of cash, cash equivalents, restricted cash and restricted cash equivalents
Cash and cash equivalents	$279,039	$202,362
Restricted cash included in funds held for clients	3,158,071	1,858,208
Total cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$3,437,110	$2,060,570

Supplemental disclosures of cash flow information:
Non-cash investing and financing activities:
Purchases of property and equipment, accrued but not paid	$3,831	$7,131
Stock-based compensation for capitalized software	$4,180	$3,351
Right of use assets obtained in exchange for operating lease liabilities	$7,940	$1,572

Paycom Software, Inc.

Unaudited Reconciliations of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income to adjusted EBITDA:
Net income	$57,355	$52,278	$149,285	$116,894
Interest expense	354	—	569	—
Provision for income taxes	15,482	(5,042)	51,016	25,517
Depreciation and amortization	22,568	16,017	44,223	30,933
EBITDA	95,759	63,253	245,093	173,344
Non-cash stock-based compensation expense	24,268	23,792	46,323	47,373
Change in fair value of interest rate swap	(405)	(49)	(1,668)	(705)
Adjusted EBITDA	$119,622	$86,996	$289,748	$220,012
Net income margin	18.1%	21.6%	22.3%	22.7%
Adjusted EBITDA margin	37.7%	35.9%	43.2%	42.8%

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income to non-GAAP net income:
Net income	$57,355	$52,278	$149,285	$116,894
Non-cash stock-based compensation expense	24,268	23,792	46,323	47,373
Change in fair value of interest rate swap	(405)	(49)	(1,668)	(705)
Income tax effect on non-GAAP adjustments	(8,224)	(19,539)	(10,298)	(21,172)
Non-GAAP net income	$72,994	$56,482	$183,642	$142,390

Weighted average shares outstanding:
Basic	57,969	57,853	57,992	57,797
Diluted	58,067	58,092	58,186	58,135

Earnings per share, basic	$0.99	$0.90	$2.57	$2.02
Earnings per share, diluted	$0.99	$0.90	$2.57	$2.01
Non-GAAP net income per share, basic	$1.26	$0.98	$3.17	$2.46
Non-GAAP net income per share, diluted	$1.26	$0.97	$3.16	$2.45

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Earnings per share to non-GAAP net income per share, basic:
Earnings per share, basic	$0.99	$0.90	$2.57	$2.02
Non-cash stock-based compensation expense	0.42	0.41	0.80	0.82
Change in fair value of interest rate swap	(0.01)	—	(0.03)	(0.01)
Income tax effect on non-GAAP adjustments	(0.14)	(0.33)	(0.17)	(0.37)
Non-GAAP net income per share, basic	$1.26	$0.98	$3.17	$2.46

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Earnings per share to non-GAAP net income per share, diluted:
Earnings per share, diluted	$0.99	$0.90	$2.57	$2.01
Non-cash stock-based compensation expense	0.42	0.41	0.80	0.81
Change in fair value of interest rate swap	(0.01)	—	(0.03)	(0.01)
Income tax effect on non-GAAP adjustments	(0.14)	(0.34)	(0.18)	(0.36)
Non-GAAP net income per share, diluted	$1.26	$0.97	$3.16	$2.45

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Adjusted gross profit:
Total revenues	$316,924	$242,146	$670,443	$514,344
Less: Total cost of revenues	(50,082)	(36,410)	(98,566)	(72,683)
Total gross profit	266,842	205,736	571,877	441,661
Plus: Non-cash stock-based compensation expense	1,347	1,130	2,329	2,125
Total adjusted gross profit	$268,189	$206,866	$574,206	$443,786
Gross margin	84.2%	85.0%	85.3%	85.9%
Adjusted gross margin	84.6%	85.4%	85.6%	86.3%

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Adjusted sales and marketing expenses:
Sales and marketing expenses	$87,724	$67,979	$162,720	$130,740
Less: Non-cash stock-based compensation expense	(5,029)	(3,639)	(7,906)	(7,150)
Adjusted sales and marketing expenses	$82,695	$64,340	$154,814	$123,590

Total revenues	$316,924	$242,146	$670,443	$514,344
Sales and marketing expenses as a % of revenues	27.7%	28.1%	24.3%	25.4%
Adjusted sales and marketing expenses as a % of revenues	26.1%	26.6%	23.1%	24.0%

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Adjusted total administrative expenses:
Total administrative expenses	$194,529	$158,646	$373,297	$300,025
Less: Non-cash stock-based compensation expense	(22,921)	(22,662)	(43,994)	(45,248)
Adjusted total administrative expenses	$171,608	$135,984	$329,303	$254,777

Total revenues	$316,924	$242,146	$670,443	$514,344
Total administrative expenses as a % of revenues	61.4%	65.5%	55.7%	58.3%
Adjusted total administrative expenses as a % of revenues	54.1%	56.2%	49.1%	49.5%

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Adjusted research and development expenses:
Research and development expenses	$36,803	$28,224	$68,408	$52,935
Less: Non-cash stock-based compensation expense	(2,857)	(2,000)	(5,076)	(3,567)
Adjusted research and development expenses	$33,946	$26,224	$63,332	$49,368

Total revenues	$316,924	$242,146	$670,443	$514,344
Research and development expenses as a % of revenues	11.6%	11.7%	10.2%	10.3%
Adjusted research and development expenses as a % of revenues	10.7%	10.8%	9.4%	9.6%

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Total research and development costs:
Capitalized research and development costs	$16,440	$13,708	$31,840	$26,003
Research and development expenses	36,803	28,224	68,408	52,935
Total research and development costs	$53,243	$41,932	$100,248	$78,938

Total revenues	$316,924	$242,146	$670,443	$514,344
Total research and development costs as a % of revenues	16.8%	17.3%	15.0%	15.3%

Adjusted total research and development costs:
Total research and development costs	$53,243	$41,932	$100,248	$78,938
Less: Capitalized non-cash stock-based compensation	(2,289)	(1,895)	(4,180)	(3,351)
Less: Non-cash stock-based compensation expense	(2,857)	(2,000)	(5,076)	(3,567)
Adjusted total research and development costs	$48,097	$38,037	$90,992	$72,020

Total revenues	$316,924	$242,146	$670,443	$514,344
Adjusted total research and development costs as a % of revenues	15.2%	15.7%	13.6%	14.0%

Paycom Software, Inc.

Unaudited Components of Non-Cash Stock-Based Compensation Expense

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Non-cash stock-based compensation expense:
Operating expenses	$1,347	$1,130	$2,329	$2,125
Sales and marketing	5,029	3,639	7,906	7,150
Research and development	2,857	2,000	5,076	3,567
General and administrative	15,035	17,023	31,012	34,531
Total non-cash stock-based compensation expense	$24,268	$23,792	$46,323	$47,373

Contact

Paycom Software, Inc.

Investor Relations Contact:

James Samford, 800-580-4505

investors@paycom.com

Source: Paycom Software, Inc.